UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, 10th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2023, WeWork Inc. (the “Company” or “WeWork”) announced various transactions intended to strengthen its capital structure by restructuring its outstanding debt and raising additional capital (collectively, the “Transactions”). The Company intends to hold a special meeting of its stockholders in order to approve certain of the Transactions, including, among other things, the issuance of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in connection with the Exchange Offers (as defined below) and the SoftBank Exchange (as defined below) for purposes of the rules of the New York Stock Exchange (the “Transaction Stockholder Approvals”), as well as to approve an amendment to the Company’s second amended and restated certificate of incorporation to increase the total number of shares of Class A Common Stock that the Company will have authority to issue (together with the Transaction Stockholder Approvals, the “Stockholder Approvals”).

Transaction Support Agreement

On March 17, 2023, the Company, WeWork Companies LLC (the “Issuer”), WW Co-Obligor Inc. (together with the Issuer, the “Issuers”) and certain other direct and indirect subsidiaries of the Issuer (collectively with the Company and the Issuers, the “Company Parties”) entered into a transaction support agreement (the “Transaction Support Agreement”) with certain affiliates of SoftBank Group Corp. (“SoftBank”), including SoftBank Vision Fund II-2, L.P. (“SVF II”), StarBright WW LP (“StarBright”), SVF II WW Holdings (Cayman) Limited and SVF II WW (DE) LLC, to be joined by certain other affiliates of SoftBank, including SVF Endurance (Cayman) Limited (all such affiliates, collectively, the “SoftBank Holders”), and certain eligible holders representing approximately 57% of the aggregate principal amount outstanding of the Issuers’ 7.875% Senior Notes due 2025 (the “Old 7.875% Notes”) and approximately 68% of the aggregate principal amount outstanding of the Issuers’ 5.00% Senior Notes due 2025, Series II (together with the Old 7.875% Notes, the “Old Notes”), collectively representing approximately 62% of the aggregate principal amount outstanding of the Old Notes (such eligible holders, the “Consenting Noteholders”), pursuant to which, among other things and subject to the terms and conditions set forth therein:

•	the parties have agreed to support, approve, implement and enter into definitive documents covering the following transactions:

•

the Exchange Offers and the Consent Solicitations (as defined below). The Company Parties have agreed, among other things, to use commercially reasonable efforts to execute, deliver, implement and effectuate such documents necessary or advisable to effectuate and consummate the Exchange Offers and the Consent Solicitations. The Exchange Offers will consist of offers to exchange (the “Exchange Offers”) any and all of the Old Notes for, at the election of each eligible holder, (A) in the case of any eligible holder that concurrently purchases its pro rata portion of $500.0 million in aggregate principal amount of 15.00% First Lien Senior Secured PIK Notes due 2027 (with interest per annum payable 7.00% in cash and 8.00% by increasing the outstanding principal amount thereof (“PIK”)) of the Issuers (the “New First Lien Notes”), either (x), per $1,000 in principal amount of the Old Notes being exchanged, (i) $750 in principal amount of new 11.00% Second Lien Senior Secured PIK Notes due 2027 (with interest per annum payable 5.00% in cash and 6.00% in PIK) of the Issuers and (ii) a number of shares of Class A Common Stock equal to $150 calculated at a price per share equal to the 20-day volume weighted average price of the shares of Class A Common Stock during the period starting 10 trading days prior to the commencement of the Exchange Offers and ending 10 trading days after the commencement of the Exchange Offers (the

“Common Equity VWAP”) or (y) a number of shares of Class A Common Stock equal to $900 per $1,000 in principal amount of the Old Notes being exchanged calculated at the Common Equity VWAP, or (B) in the case of any eligible holder that does not concurrently purchase its pro rata portion of New First Lien Notes, either (x), per $1,000 in principal amount of the Old Notes being exchanged, (i) $750 in principal amount of new 12.00% Third Lien Senior Secured PIK Notes due 2027 (with interest per annum payable in PIK only) of the Issuers and (ii) a number of shares of Class A Common Stock equal to $150 calculated at the Common Equity VWAP or (y) a number of shares of Class A Common Stock equal to $900 per $1,000 in principal amount of the Old Notes being exchanged calculated at the Common Equity VWAP. The Consent Solicitations consist of the solicitation by the Issuers of consents to amend the indentures governing each series of the Old Notes (the “Consent Solicitations”);

•

each of the Consenting Noteholders has agreed to tender all of its respective Old Notes in the Exchange Offers and provide its consent to the proposed amendments to the indentures governing the Old Notes in the Consent Solicitations;

•	the exchange (the “SoftBank Exchange”) of:

•

up to $250.0 million of the $1.65 billion in aggregate principal amount outstanding of the Issuers’ 5.00% Senior Notes due 2025, Series I, held by StarBright (the “SoftBank Unsecured Notes”) for consideration consisting of a combination of $187.5 million in aggregate principal amount of 11.00% Second Lien Senior Secured PIK Exchangeable Notes due 2027 (with interest per annum payable 5.00% in cash and 6.00% in PIK) of the Issuers and a number of shares of Class A Common Stock equal to $150 per $1,000 in principal amount of the SoftBank Unsecured Notes being exchanged calculated at the Common Equity VWAP; and

•

up to $359.5 million in aggregate principal amount of the SoftBank Unsecured Notes for consideration consisting of a combination of $269.625 million in aggregate principal amount of 12.00% Third Lien Senior Secured PIK Exchangeable Notes due 2027 (with interest per annum payable in PIK only) of the Issuers and a number of shares of Class A Common Stock equal to $150 per $1,000 in principal amount of the SoftBank Unsecured Notes being exchanged calculated at the Common Equity VWAP;

•

the exchange of up to $1.65 billion of SoftBank Unsecured Notes held by StarBright, less any SoftBank Unsecured Notes exchanged in the SoftBank Exchange, for consideration consisting of a number of shares of Class A Common Stock equal to $900 per $1,000 in principal amount of SoftBank Unsecured Notes being exchanged calculated at the Common Equity VWAP; and

•

the rollover (the “SoftBank Rollover”) of $300.0 million out of the $500.0 million in aggregate principal amount of the Issuers’ Senior Secured Notes due 2025 (the “2025 Secured Notes”) currently held by or that may be issued and sold to SVF II pursuant to that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021 (as amended, waived or otherwise modified from time to time, the “Secured NPA”), into either (i) up to $300.0 million in aggregate principal amount of a second separate series of New First Lien Notes to be issued at closing of the Transactions or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300 million in aggregate principal amount of such separate series of New First Lien Notes (the “SoftBank Delayed Draw Notes”) pursuant to a new note purchase agreement, subject to the repayment in full of the outstanding 2025 Secured Notes at closing of the Transactions. During the period from the entry into the Transaction Support Agreement to the closing of the Transactions, the Issuers may issue and sell to SVF II under the Secured NPA the remaining $250.0 million in aggregate principal of 2025 Secured Notes as follows: (i) $50.0 million may be issued and sold in April 2023; (ii) $75.0 million may be issued and sold in May 2023; (iii) $75.0 million may be issued and sold in June 2023; and (iv) $50.0 million may be issued and sold thereafter. SVF II will be entitled to a 12.5% fee on up to $50 million in aggregate principal amount of New First Lien Notes outstanding and held by SVF II in excess of $250.0 million, in the form of additional New First Lien Notes. In connection with the SoftBank Rollover upon closing of the Transactions, the Secured NPA will be terminated and any aggregate principal amount of 2025 Secured Notes outstanding in excess of $300.0 million shall be repaid in cash;

•	the applicable SoftBank Holders have agreed to vote and exercise any powers or rights available to them in favor of the Transaction Stockholder Approvals;

•

the SoftBank Holders have agreed to, among other things, use commercially reasonable efforts to cooperate with and assist the Company and the Issuers in obtaining additional support for the Transactions from their other material stakeholders and from the issuing creditors, letter of credit participants and other parties under the Company’s credit agreement, including an agreement by the SoftBank Holders to enter into a credit support letter extending the maturities of the existing letter of credit facilities thereunder and certain other changes with respect thereto; and

•

the SoftBank Holders have agreed to enter into a letter agreement with the Company regarding certain governance matters negotiated with a special committee of the Company’s board of directors consisting of independent directors, which provides, among other things, that the SoftBank Holders will take all actions necessary to ensure that certain voting limitations contemplated by the Company’s second amended and restated certificate of incorporation remain in place so long as the SoftBank Holders own in excess of 49.9% of the Company’s voting power.

The Company has also agreed to provide customary registration rights for the resale of Class A Common Stock issued in connection with the Exchange Offers and the SoftBank Exchange.

The Transaction Support Agreement contains certain covenants on the part of each of the parties thereto, including covenants that the applicable SoftBank Holders and the Consenting Noteholders support the Exchange Offers and Consent Solicitations, otherwise use good faith when negotiating the forms of the definitive documents that will govern the Transactions, and support and cooperate with the Company and one another in consummating the Transactions.

The Transaction Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto. Closing of any Transaction pursuant to the Transaction Support Agreement is subject to, and conditioned upon, closing of all of the other Transactions as well as receipt of the Transaction Stockholder Approvals.

The foregoing description of the Transaction Support Agreement is not complete and is qualified in its entirety by reference to the Transaction Support Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Backstop Commitment Agreement

On March 17, 2023, the Company, the Issuers and certain eligible holders of the Old Notes that are Consenting Noteholders (each in its capacity as a “Backstop Party”) entered into a backstop commitment agreement (the “Backstop Agreement”) pursuant to which, and subject to the terms and conditions therein, each of the Backstop Parties has agreed to purchase up to $500.0 million of New First Lien Notes, at a price equal to $1,000 per $1,000 in principal amount of such New First Lien Notes, to the extent such amount is not funded by the eligible holders in the Exchange Offers, including as a result of failures to fund by an eligible holder (the “Backstop Commitment”), subject to the consummation of the Exchange Offers and Consent Solicitations and satisfaction of certain other conditions, and in exchange for a $25.0 million premium (the “Backstop Commitment Premium”) payable to the Backstop Parties (other than any Backstop Party who defaults under the Backstop Commitment), pro rata for each such Backstop Party’s Backstop Commitment, in the form of additional New First Lien Notes.

The Backstop Agreement contains certain customary representations, warranties, closing conditions, and covenants and other agreements by the parties thereto. The Backstop Agreement can be terminated by the mutual written agreement of the parties thereto and will also terminate automatically on April 15, 2023, if the Exchange Offers and Consent Solicitations have not yet been launched by such date. The Backstop Agreement may be terminated by each Backstop Commitment Party, with regard to itself only, if the closing of the Exchange Offers and Consent Solicitations does not occur by June 30, 2023. The Backstop Agreement may also be terminated by the Company or the Backstop Parties, subject to the terms and conditions of the Backstop Agreement.

The foregoing description of the Backstop Agreement is not complete and is qualified in its entirety by reference to the Backstop Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Third Party Investor Securities Purchase and Commitment Agreement

On March 17, 2023, the Company, the Issuers and a third party investor (the “Third Party Investor”) entered into a securities purchase and commitment agreement (the “Third Party Investor Purchase Agreement”) pursuant to which (i) the Company agreed to issue and sell, and the Third Party Investor agreed to purchase, 35.0 million shares of Class A Common Stock in a private placement for a purchase price of $1.15 per share (the “Third Party Investor Equity Sale”) and the Company agreed to provide certain resale registration rights with respect thereto upon, and subject to, the consummation of the Third Party Investor Equity Sale and (ii) the Issuers agreed to issue and sell from time to time, and the Third Party Investor agreed to purchase, at the Issuers’ option, up to $175.0 million in aggregate principal amount of a third separate series of New First Lien Notes (the “Third Party Investor Delayed Draw Notes”), which the Issuers may draw immediately following closing of the Transactions or from time to time in full or in part, at their option, pursuant to a separate note purchase agreement. The Third Party Investor will be entitled to a 12.5% fee on up to $50 million in aggregate principal amount of New First Lien Notes outstanding and held by the Third Party Investor in excess of $125.0 million, in the form of additional New First Lien Notes. Any draw request by the Company under the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be made as follows: (i) the first $250.0 million under the SoftBank Delayed Draw Notes and the first $125.0 million under the Third Party Investor Delayed Draw Notes shall be drawn ratably; and (ii) the final $50.0 million under each of the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be drawn ratably.

The Third Party Investor Purchase Agreement contains certain customary representations, warranties and other agreements by the Company, the Issuers and the Third Party Investor. The Third Party Investor Purchase Agreement can be terminated by the mutual written agreement of the parties thereto and will also terminate, at the Third Party Investor’s election, upon the termination or expiration of the Transaction Support Agreement.

The foregoing description of the Third Party Investor Purchase Agreement is not complete and is qualified in its entirety by reference to the Third Party Investor Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Stockholder Support Agreements

On March 17, 2023, the Company and certain stockholders of the Company entered into support agreements (collectively, the “Stockholder Support Agreements”) pursuant to which each such stockholder has agreed, among other things, to vote all of its shares of Class A Common Stock in favor of the Stockholder Approvals.

Each Stockholder Support Agreement contains certain customary representations, warranties and other agreements by the parties thereto. Each Stockholder Support Agreement can be terminated by the mutual written agreement of the parties thereto and will also terminate automatically upon the termination or expiration of the Transaction Support Agreement.

The foregoing description of the Stockholder Support Agreements is not complete and is qualified in its entirety by reference to the Stockholder Support Agreements, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated herein by reference.

*****************

The representations, warranties and covenants of each party set forth in the aforementioned agreements have been made only for purposes of, and were and are solely for the benefit of the parties to, such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreements, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of any of the aforementioned agreements or such other date as is specified therein. Moreover, information concerning the subject matter of the representations and warranties may change after the date of any of the aforementioned agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the aforementioned agreements have been included with this filing only to provide investors with information regarding the terms of these agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses.

Item 7.01	Regulation FD Disclosure.

Transactions

A copy of the press release announcing the Transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cleansing Materials

In February 2023, the Company executed confidentiality agreements (the “Confidentiality Agreements”) with certain unaffiliated holders of the Company’s outstanding indebtedness (the “Ad Hoc Group”) to facilitate confidential discussions and negotiations concerning a potential transaction. Pursuant to the Confidentiality Agreements, the Company provided such parties thereto and their legal and financial advisors with certain confidential information and agreed that if certain conditions were met, the Company would publicly disclose certain confidential information (the “Cleansing Materials”). As described above in Item 1.01, the Company and certain of its affiliates and subsidiaries have entered into the Transaction Support Agreement with, among others, the Ad Hoc Group, and, as a result of the foregoing, the Cleansing Materials included as Exhibit 99.2 hereto are being furnished in satisfaction of the Company’s public disclosure obligations under the Confidentiality Agreements.

CAUTIONARY NOTE REGARDING PROJECTIONS

The financial projections, prospective financial information and forecasts (collectively, the “Projections”) included in the Cleansing Materials were not prepared with a view towards public disclosure or compliance with guidance or rules of the Securities and Exchange Commission (the “SEC”), the guidelines established by the Public Company Accounting Oversight Board or U.S. generally accepted accounting principles (“GAAP”) or any other applicable accounting principles. The Projections were prepared for the internal use of the Company and were provided pursuant to the Confidentiality Agreements for the limited purpose of providing information in connection with the Company’s discussions about a potential transaction.

The Projections have been prepared by, and are the responsibility of, the Company’s management. Neither the independent registered public accounting firm of the Company nor any other independent accountant has audited, reviewed, examined, compiled, or performed any procedures with respect to the Projections and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the Projections.

The inclusion of the Projections should not be regarded as an indication that the Company or any other person considered, or now consider, the Projections to be a reliable prediction of future events, and does not constitute an admission or representation by any person that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the Projections.

The estimates and assumptions underlying the Projections are subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company and may not prove to be accurate. The Projections also do not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time this information was prepared. The Projections are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Projections will be achieved. The Projections are forward-looking in nature. Further, the Projections relate to multiple future years and such information by its nature becomes less predictive with each succeeding day. Accordingly, the Company cannot provide any assurance that the Projections will be realized; actual future financial results will vary from such forward-looking information and may vary materially. The Company does not provide a forward-looking reconciliation of certain forward-looking non-GAAP measures as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. The foregoing considerations should be taken into account in reviewing the Cleansing Materials, which were prepared as of an earlier date. See also “Forward-Looking Statements.”

The information furnished in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Company intends to file with the SEC a Notification of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-K as of and for the year ended December 31, 2022 in which the Company explains the reasons for the late filing. The Company expects to file its Annual Report on Form 10-K on or before Friday, March 31, 2023, which is within the 15-calendar day extension provided by Rule 12b-25.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transaction Support Agreement, dated as of March 17, 2023, by and among WeWork Inc., WeWork Companies LLC, WW Co-Obligor Inc. and the other Company Parties thereto, SoftBank Vision Fund II-2, L.P., StarBright WW LP, SVF II WW Holdings (Cayman) Limited, SVF II WW (DE) LLC and the consenting noteholders party thereto.
10.2	Backstop Commitment Agreement, dated as of March 17, 2023, by and among WeWork Companies LLC, WW Co-Obligor Inc. and the backstop commitment parties party thereto.
10.3	Securities Purchase and Commitment Agreement, dated as of March 17, 2023, by and among WeWork Inc., WeWork Companies LLC, WW Co-Obligor Inc. and the investor party thereto.
10.4	Form of Support Agreement, dated as of March 17, 2023, by and between WeWork Inc. and the stockholder(s) party thereto.
99.1	Press Release Announcing the Transactions, dated as of March 17, 2023.
99.2	Cleansing Materials.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Transactions or the Stockholder Approvals or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Transactions and the Stockholder Approvals, WeWork will file with the SEC a proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, WEWORK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS AND THE STOCKHOLDER APPROVALS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE STOCKHOLDER APPROVALS AND THE PARTIES TO THE TRANSACTIONS. WeWork’s stockholders and investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. WeWork stockholders and investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a written request to WeWork Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Investor Relations or from WeWork’s website, www.investors.wework.com.

PARTICIPANTS IN THE SOLICITATION

WeWork and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of WeWork in respect of the Stockholder Approvals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of WeWork in respect of the Stockholder Approvals, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding WeWork’s directors and executive officers is contained in WeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Proxy Statement on Schedule 14A, dated April 7, 2022, which are filed with the SEC, and certain of WeWork’s Current Reports on Form 8-K, filed with the SEC on May 26, 2022, June 27, 2022, August 11, 2022, December 2, 2022, February 7, 2023 and February 21, 2023.

FORWARD-LOOKING STATEMENTS

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including any statements regarding the Transactions and the Stockholder Approvals. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the terms of the Transactions, which are highly uncertain, WeWork’s ability to complete the Transactions on the terms contemplated or at all; WeWork’s ability to obtain the required Stockholder Approvals; WeWork’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions, including as a result of the COVID-19 pandemic, the conflict in Ukraine and disruptions in the banking sector, and the impact of such conditions on WeWork and its customers; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic, leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the SEC. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

Date: March 17, 2023	By:	/s/ Sandeep Mathrani
	Name: Title:	Sandeep Mathrani Chief Executive Officer